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                                                                     EXHIBIT 5.1



                               December 18, 1997



Hallwood Energy Partners, L.P.
4582 South Ulster Street Parkway, Suite 1700
Denver, Colorado 80237

         Re:     Hallwood Energy Partners, L.P. Offering of Class C Units

Gentlemen:

         We have acted as counsel to Hallwood Energy Partners, L.P. (the "Partnership"), a Delaware limited partnership, in connection with the offer and sale of 2,875,000 units representing Class C limited partnership interests in the Partnership (the "Class C Units") pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), originally filed with the Securities and Exchange Commission under the Securities Act of 1933 on October 29, 1997.

         In connection therewith, we have examined and relied upon the original, or copies, certified to our satisfaction, of (i) The Third Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of the Partnership, and the amendments thereto; (ii) minutes and records of the corporate proceedings of the Partnership with respect to the offering of the Class C Units and related matters; (iii) the Registration Statement and exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion and as to the content and form of the Partnership Agreement, minutes, records, resolutions and other documents or writings of the Partnership, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Partnership and upon documents, records and instruments furnished to us by the Partnership, without independent check or verification of their accuracy.

         Based upon the foregoing examination, we are of the opinion that the Class C Units to be offered as described in the Registration Statement, have been duly authorized for issuance and upon consummation of the Offering, the Class C Units will represent valid limited partnership interests in the Partnership, as to which the limited partners will have no liability, subject to the
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Hallwood Energy Partners, L.P.
December 18, 1997
Page 2





obligation of a limited partner to repay the amount of any distribution wrongfully received from the Partnership for a period of three (3) years from the date of the distribution.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Prospectus and Proxy Statement forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                        Sincerely,

                                        JENKENS & GILCHRIST,
                                        a Professional Corporation




                                        By:     /s/ W. ALAN KAILER
                                                --------------------------------
                                                W. Alan Kailer, for the Firm